SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007 (August 2, 2007)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2007, the Registrant issued a press release announcing the appointment of Steven Bisgay as Chief Financial Officer, effective August 10, 2007, succeeding John B. Howard, who is leaving the Registrant. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

On August 3, 2007, the Registrant granted Mr. Bisgay 70,000 restricted shares of its Common Stock in connection with his appointment as Chief Financial Officer. The shares will vest ratably over a three-year period on the anniversary date of the grant, contingent upon Mr. Bisgay’s continued employment through each vesting date, such that the grant will be fully vested at the end of the three-years following the grant date. This grant was made under the Registrant’s 2006 Equity Incentive Plan, and is subject to the terms and conditions set forth therein and in the standard forms of grant agreements used to evidence grants under the plan.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1—Press Release of Knight Capital Group, Inc. issued on August 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: August 6, 2007

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Knight Capital Group, Inc. issued on August 2, 2007.